                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K/A

                       AMENDMENT NO. 1 TO CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported):   December 10, 1996
                                                        (September 26, 1996)




                               APPLIED POWER INC.
                               ------------------
             (Exact name of Registrant as specified in its charter)


       WISCONSIN                     1-11288                 39-0168610
       ---------                     -------                 -----------
 (State of incorporation)      (Commission File No.)   (I.R.S. Employer Id. No.)


                         13000 WEST SILVER SPRING DRIVE
                            BUTLER, WISCONSIN  53007
          MAILING ADDRESS:  P. O. BOX 325, MILWAUKEE, WISCONSIN  53201
          ------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

                                 (414) 781-6600
                                 --------------
              (Registrant's telephone number, including area code)

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report dated as of October 11, 1996 on Form 8-K as set forth in the pages attached hereto to furnish the required information:

                 Item 7.  Financial Statements and Exhibits



                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized.




                                        APPLIED POWER INC.


Date:  December 10, 1996                By: /s/Robert C. Arzbaecher
                                            ------------------------
                                            Robert C. Arzbaecher,
                                            Vice President and
                                            Chief Financial Officer

Item 7.     Financial Statements and Exhibits

    (a)   Financial Statements of Business Acquired:

          (1) Everest Electronic Equipment, Inc. Balance Sheet as of December 31, 1995 and the related Statements of Earnings, Stockholders' Equity and of Cash Flows for the year then ended and Independent Auditors' Report. See Pages 4 - 8.

          (2)  Notes to Financial Statements.  See Pages 9 - 11.

          (3)  Everest Electronic Equipment, Inc. Balance Sheet as of
               August 31, 1996 and the related Statements of Earnings, Stockholders' Equity and of Cash Flows for the eight month periods ended August 31, 1996 and 1995 (unaudited). See Pages 12 - 15.

          (4)  Notes to Condensed Financial Statements (unaudited).  See
               Page 16.

    (b)   Pro Forma Financial Information:

          (1)  Introduction to Pro Forma Condensed Consolidated
               Financial Statements of Applied Power Inc. and Everest Electronic Equipment, Inc. See Page 17.

          (2)  Applied Power Inc. and Everest Electronic Equipment,
               Inc. Pro Forma Condensed Consolidated Balance Sheet as of
               August 31, 1996 and the related Pro Forma Condensed Consolidated Statement of Earnings for the year then ended (unaudited). See Pages 18 - 19.

          (3) Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited). See Page 20.

    (c)   Exhibits:

          See the Exhibit Index following the Signature page of this Report, which is incorporated herein by reference.

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
Everest Electronic Equipment, Inc.:

We have audited the accompanying balance sheet of Everest Electronic Equipment, Inc. (the Company) as of December 31, 1995 and the related statements of earnings, stockholders' equity and of cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Everest Electronic Equipment, Inc. as of December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP
October 23, 1996

                      EVEREST ELECTRONIC EQUIPMENT, INC.
                            STATEMENT OF EARNINGS
                     FOR THE YEAR ENDED DECEMBER 31, 1995

NET SALES                                                                $38,780,460
COST OF GOODS SOLD                                                        28,574,644
                                                                         -----------
GROSS PROFIT                                                              10,205,816
ENGINEERING, SELLING AND ADMINISTRATIVE EXPENSES (Notes 5 and 6)           3,442,366
                                                                         -----------
EARNINGS FROM OPERATIONS                                                   6,763,450
OTHER INCOME:
Interest, net (Note 5)                                                        28,101
Other, net                                                                   124,847
                                                                         -----------
 Total other income                                                          152,948
                                                                         -----------
EARNINGS BEFORE INCOME TAX PROVISION                                       6,916,398
INCOME TAX PROVISION (Note 7)                                                106,905
                                                                         -----------
NET EARNINGS                                                              $6,809,493
                                                                         ===========

                 See accompanying notes to financial statements

                      EVEREST ELECTRONIC EQUIPMENT, INC.
                                BALANCE SHEET
                           AS OF DECEMBER 31, 1995

ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                                                                        $ 3,148,490
Accounts receivable                                                                                                4,436,335
Inventories (Note 2)                                                                                               1,464,174
Prepaid expenses                                                                                                     119,617
                                                                                                                 -----------
    Total current assets                                                                                           9,168,616
PROPERTY, PLANT AND EQUIPMENT, net (Note 3)                                                                        4,317,347
OTHER ASSETS                                                                                                         104,500
                                                                                                                 -----------
                                                                                                                 $13,590,463
                                                                                                                 ===========
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Trade accounts payable                                                                                           $ 1,218,823
Accrued compensation and benefits (Note 5)                                                                           576,708
Income taxes payable (Note 7)                                                                                          6,271
Other current liabilities                                                                                             16,352
                                                                                                                 -----------
    Total current liabilities                                                                                      1,818,154

STOCKHOLDERS' EQUITY:
Class A voting common stock, $9.09 par value per share; 2,000 shares authorized;
  500 shares issued and outstanding                                                                                    4,545
Class B nonvoting common stock, $9.09 par value per share; 20,000 shares authorized;
  5,611 shares issued and outstanding                                                                                 51,004
Additional paid-in capital                                                                                           244,451
Retained earnings                                                                                                 11,472,309
                                                                                                                 -----------
    Total stockholders' equity                                                                                    11,772,309
                                                                                                                 -----------
                                                                                                                 $13,590,463
                                                                                                                 ===========

                 See accompanying notes to financial statements

                      EVEREST ELECTRONIC EQUIPMENT, INC.
                      STATEMENT OF STOCKHOLDERS' EQUITY
                     FOR THE YEAR ENDED DECEMBER 31, 1995


                                Series A    Series B   Additional
                                 common      common     paid-in       Retained
                                 stock       stock      capital       earnings
                                ---------  ----------  -----------  ------------
BALANCE, January 1, 1995           $4,545     $51,004    $244,451      $8,916,519
Net earnings                                                            6,809,493
Distributions to stockholders                                          (4,253,703)
                                ---------  ----------  -----------  -------------
BALANCE, December 31, 1995         $4,545     $51,004    $244,451     $11,472,309
                                =========  ==========  ===========  =============

                 See accompanying notes to financial statements

                      EVEREST ELECTRONIC EQUIPMENT, INC.
                           STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1995


CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings                                                                                       $ 6,809,493
Adjustments to reconcile net earnings to net cash provided by operating activities:
      Depreciation                                                                                   1,119,805
      Amortization                                                                                       5,767
      Gain on disposal of equipment                                                                   (100,928)
      Changes in operating assets and liabilities:
           Accounts receivable                                                                        (894,328)
           Inventories                                                                                (564,943)
           Prepaid expenses and other assets                                                            48,653
           Trade accounts payable                                                                      630,354
           Other liabilities                                                                          (809,503)
                                                                                                  -------------
              Net cash provided by operating activities                                              6,244,370

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property, plant and equipment                                                       (3,247,687)
Proceeds from sale of equipment                                                                        114,950
                                                                                                  -------------
              Net cash used in investing activities                                                 (3,132,737)

CASH FLOWS FROM FINANCING ACTIVITIES-
Distributions to stockholders                                                                       (4,253,703)
                                                                                                  -------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                           (1,142,070)

CASH AND CASH EQUIVALENTS, beginning of year                                                         4,290,560
                                                                                                  -------------

CASH AND CASH EQUIVALENTS, end of year                                                             $ 3,148,490
                                                                                                  =============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid                                                                                      $    93,571
                                                                                                  =============
Income taxes paid                                                                                  $    87,031
                                                                                                  =============

                 See accompanying notes to financial statements

                      EVEREST ELECTRONIC EQUIPMENT, INC.
                        NOTES TO FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1995

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Nature of Business - Everest Electronic Equipment, Inc. (the Company) manufactures custom and standard electronic enclosures sold in North America and used primarily by the computer, telecom and datacom industries. Manufacturing facilities are located in California and New Hampshire.

      Cash and Cash Equivalents - The Company considers all highly-liquid investments with original maturities of 90 days or less to be cash equivalents.

      Accounts Receivable - An allowance for bad debts has not been recorded as the Company has a policy of directly writing off all receivables considered to be uncollectible.

      Inventories - Inventories are comprised of material, direct labor and manufacturing overhead, and are stated at the lower of cost (first-in, first-out basis) or market.

      Property, Plant and Equipment - Property, plant and equipment are stated at cost. With the exception of leasehold improvements, plant and equipment are depreciated over the estimated useful lives of the assets under accelerated methods over periods ranging from five to seven years. Leasehold improvements are amortized using the straight-line method over the lesser of the lease term or the estimated useful life of the asset. Depreciation is computed using the same methods for both financial reporting and tax purposes. Expenditures for maintenance and repairs not expected to extend the useful life of an asset beyond its normal useful life are expensed.

      Revenue Recognition - Revenues and costs of products sold are recognized as the related products are shipped.

      Income Taxes - The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code (IRC) for both federal and California state, whereby taxes are paid by the stockholders of the Company. The Company provides for New Hampshire income taxes as if it were a C corporation under the IRC (Note 7).

      Use of Estimates - The financial statements have been prepared in accordance with generally accepted accounting principles and necessarily include amounts based on estimates and assumptions by management. Actual results could differ from those amounts.

      Fair Value of Financial Instruments - The recorded amounts of cash and cash equivalents, accounts receivable, trade accounts payable and accrued liabilities at December 31, 1995 approximate fair value in accordance with Statement of Financial Accounting Standards (SFAS) No. 107, Disclosures About Fair Value of Financial Instruments.


2.   INVENTORIES

     Inventories consist of the following at December 31, 1995:


        Raw materials                                           $  651,493
        Work in process                                            812,681
                                                                ----------
        Total inventory                                         $1,464,174
                                                                ==========

3.    PROPERTY, PLANT AND EQUIPMENT

      Property consists of the following at December 31, 1995:


        Production equipment                     $   8,498,539
        Office equipment                             1,159,718
        Automotive                                     440,828
        Leased improvements                            740,012
                                                 -------------
                                                    10,839,097
        Less accumulated depreciation               (6,521,750)
                                                 -------------
        Property, plant and equipment, net       $   4,317,347
                                                 =============

4.    LINE OF CREDIT

      On February 2, 1995, Everest Electronic Equipment, Inc. entered into an agreement with Bank of America National Trust and Savings Association for a $3,000,000 line of credit. The agreement calls for interest on the outstanding balance at the Bank's reference rate (8.5% at December 31, 1995) unless the Company elects either a fixed rate or an offshore rate agreed upon by both parties. The line of credit expires April 30, 1997. As of December 31, 1995, there were no amounts outstanding under this agreement.


5.    DEFERRED COMPENSATION

      On June 30, 1991, the Board of Directors of the Company adopted a nonqualified deferred compensation plan (the Plan). The only two participants of the Plan are the Company's founders. Under the provisions of the Plan, the Company agrees to pay a total of $2,000,000 to each participant over the five-year period beginning July 1, 1991. The participants of this Plan shall be entitled to receive interest on the outstanding balance at a rate equal to 9.5% per annum compounded monthly from June 30, 1991 until the deferred compensation has been fully distributed to the participants under the terms of the Plan. Interest paid to Plan participants during the year was $93,571. The remaining amount outstanding under the agreement as of December 31, 1995 was $486,643.


6.    COMMITMENTS

      The Company leases certain office, warehouse and plant facilities under noncancelable operating leases with original maturities greater than one year. The leases contain cost of living escalation clauses and require the Company to pay the property taxes, insurance, maintenance and other fees related to the leased property. Two of these facilities are leased from related parties and expire in fiscal years 1996 and 1998, respectively. Total rent expense was approximately $1,242,000 for the year ended December 31, 1995, of which approximately $1,172,000 was paid to the related parties.

      As of December 31, 1995, minimum future lease obligations are as follows:


                                                   RELATED         NONRELATED
                                                    PARTY            PARTY
        Year ending December 31:
        1996                                      $1,394,890          $136,840
        1997                                         251,926           136,840
        1998                                         167,951           101,044
        1999                                                            29,460
        2000                                                            29,460
        Thereafter                                                      14,730
                                                  ----------          --------
        Total future minimum lease payments       $1,814,767          $448,374
                                                  ==========          ========

7.    INCOME TAXES

      The Company has elected by consent of its stockholders to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income and is not allowed a net operating loss carryover or carryback as a deduction. Instead, each stockholder is liable for individual income taxes on his respective share of the Company's taxable income and includes his respective share of the Company's net operating loss in his individual income tax return.

      California has conformed to federal tax law which allows domestic corporations to be taxed under provisions similar to Subchapter S of the Internal Revenue Code. Unlike the federal provisions, a 1.5% tax on the net income of the Company is still maintained for California purposes.

      New Hampshire treats federal Subchapter S corporations as if they were C corporations. Under New Hampshire provisions, the Company pays tax at a rate of 7% on the business profits apportioned to that state.

      The current year tax provision has been calculated under present tax laws for both federal and state reporting purposes. The provision consists of the following:


        California                    $103,139
        New Hampshire                    3,766
                                      --------
        Total tax provision           $106,905
                                      ========

8.    SUBSEQUENT EVENT

      Effective September 26, 1996, all of the operating assets and liabilities of the Company were acquired by Applied Power Inc. The general operations of the Company will be assumed by Applied Power Inc. and proceeds from the sale will be distributed to the stockholders through a liquidating dividend.

                      EVEREST ELECTRONIC EQUIPMENT, INC.
                                BALANCE SHEET
                                  UNAUDITED
                               AUGUST 31, 1996

ASSETS
Current Assets
     Cash and cash equivalents                                                                               $ 5,912,832
     Accounts receivable                                                                                       5,652,772
     Inventories                                                                                               1,264,183
     Prepaid expenses                                                                                            223,867
                                                                                                             -----------
Total Current Assets                                                                                          13,053,654
Other Assets                                                                                                     110,448
Property, Plant and Equipment - net                                                                            3,566,825
                                                                                                             -----------
Total Assets                                                                                                 $16,730,927
                                                                                                             ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
     Trade accounts payable                                                                                  $ 1,360,654
     Accrued compensation and benefits                                                                         1,201,734
     Other current liabilities                                                                                     7,962
                                                                                                             -----------
Total Current Liabilities                                                                                      2,570,350
Stockholders' Equity
     Class A voting common stock, $9.09 par value per share, authorized 2,000 shares,
          issued and outstanding 500 shares                                                                        4,545
     Class B nonvoting common stock, $9.09 par value per share, authorized 20,000
          shares, issued and outstanding 5,611 shares                                                             51,004
     Additional paid-in capital                                                                                  244,451
     Retained earnings                                                                                        13,860,577
                                                                                                             -----------
Total Stockholders' Equity                                                                                    14,160,577
                                                                                                             -----------
Total Liabilities and Stockholders' Equity                                                                   $16,730,927
                                                                                                             ===========

            See accompanying notes to condensed financial statements

                      EVEREST ELECTRONIC EQUIPMENT, INC.
                            STATEMENT OF EARNINGS
                                  UNAUDITED
                 FOR THE EIGHT MONTH PERIODS ENDED AUGUST 31,

                                                          1996             1995
                                                       -------------   --------------
Net Sales                                                $30,504,395      $25,787,419
Cost of Products Sold                                     22,018,365       18,956,436
                                                       -------------   --------------
     Gross Profit                                          8,486,030        6,830,983

Engineering, selling and administrative expenses           2,764,490        2,311,538
                                                       -------------   --------------
     Operating Earnings                                    5,721,540        4,519,445

Other (Income) Expense
     Net financing costs                                     (91,865)             329
     Other - net                                               2,009         (108,151)
                                                       -------------   --------------
Earnings Before Income Tax Expense                         5,811,396        4,627,267

Income Tax Expense                                            89,300           48,750
                                                       -------------   --------------
Net Earnings                                              $5,722,096       $4,578,517
                                                       =============   ==============

            See accompanying notes to condensed financial statements

                      EVEREST ELECTRONIC EQUIPMENT, INC.
                      STATEMENT OF STOCKHOLDERS' EQUITY
                                  UNAUDITED
          FOR THE EIGHT MONTH PERIODS ENDED AUGUST 31, 1996 AND 1995

                                                     Series A     Series B    Additional
                                                      Common       Common      Paid-in      Retained
                                                      Stock        Stock       Capital      Earnings
                                                   ----------   -----------  ----------  -------------
Balances at January 1, 1995                            $4,545       $51,004    $244,451     $8,916,519
     Net earnings for the period                            -             -           -      4,578,517
     Distributions to stockholders                          -             -           -     (3,756,692)
                                                   ----------   -----------  ----------  -------------
Balances at August 31, 1995                            $4,545       $51,004    $244,451     $9,738,344
                                                   ==========   ===========  ==========  =============

Balances at January 1,1996                             $4,545       $51,004    $244,451    $11,472,309
     Net earnings for the period                            -             -           -      5,722,096
     Distributions to stockholders                          -             -           -     (3,333,828)
                                                   ----------   -----------  ----------  -------------
Balances at August 31, 1996                            $4,545       $51,004    $244,451    $13,860,577
                                                   ==========   ===========  ==========  =============

            See accompanying notes to condensed financial statements

                      EVEREST ELECTRONIC EQUIPMENT, INC.
                           STATEMENT OF CASH FLOWS
                                  UNAUDITED
                 FOR THE EIGHT MONTH PERIODS ENDED AUGUST 31,

                                                                                                1996             1995
                                                                                            ------------    -------------
Net Earnings                                                                                  $5,722,096       $4,578,517
Adjustments to reconcile net earnings to net cash provided by operating activities:
     Depreciation                                                                                869,951          850,000
     Amortization                                                                                      -            5,767
     Other non-cash charges                                                                       20,860         (103,000)
     Changes in operating assets and liabilities:
          Accounts receivable                                                                 (1,216,437)        (514,057)
          Inventories                                                                            200,000                -
          Prepaid expenses and other assets                                                     (110,197)          11,903
          Trade accounts payable                                                                 141,820          482,463
          Other liabilities                                                                      610,362          451,491
                                                                                            ------------    -------------
Net Cash Provided by Operating Activities                                                      6,238,455        5,763,084
Investing Activities
     Proceeds on the sale of property, plant and equipment                                        22,000          103,000
     Additions to property, plant and equipment                                                 (162,285)      (2,224,527)
                                                                                            ------------    -------------
Net Cash Used in Investing Activities                                                           (140,285)      (2,121,527)
Financing Activities
     Distributions to stockholders                                                            (3,333,828)      (3,756,692)
                                                                                            ------------    -------------
Net Cash Used in Financing Activities                                                         (3,333,828)      (3,756,692)
                                                                                            ------------    -------------
Net Increase(Decrease) in Cash and Cash Equivalents                                            2,764,342         (115,135)
Cash and Cash Equivalents - Beginning of Year                                                  3,148,490        4,290,560
                                                                                            ------------    -------------
Cash and Cash Equivalents - End of Year                                                       $5,912,832       $4,175,425
                                                                                            ============    =============

            See accompanying notes to condensed financial statements

                       EVEREST ELECTRONIC EQUIPMENT, INC.
                    NOTES TO CONDENSED FINANCIAL STATEMENTS

1.    BASIS OF PRESENTATION

      The accompanying unaudited condensed financial statements of Everest Electronic Equipment, Inc. have been prepared in accordance with generally accepted accounting principles for interim financial reporting and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

      In the opinion of management, all adjustments considered necessary for a fair presentation have been made. Such adjustments consist of only those of a recurring nature. Operating results for the eight months ended August 31, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.

2.    INVENTORIES

      Inventories consist of the following at August 31, 1996:


        Raw materials                                         $  451,493
        Work in process                                          812,690
                                                              ----------
        Total inventory                                       $1,264,183
                                                              ==========

           APPLIED POWER INC. AND EVEREST ELECTRONIC EQUIPMENT, INC.

     INTRODUCTION TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   Unaudited

As described under Item 2 of this report as originally filed on October 11, 1996, Applied Power Inc. (the "Company"), through its Wright Line subsidiary, acquired the net assets of Everest Electronic Equipment, Inc. ("Everest"). The transaction was completed on September 26, 1996 for cash consideration of approximately $52 million.

The following unaudited pro forma condensed consolidated financial statement of earnings and balance sheet (the "pro forma statements") give effect to the acquisition of Everest using the purchase method of accounting and are based on the estimates and assumptions set forth in the notes to such pro forma statements. The pro forma statements have been prepared by the Company utilizing the historical financial statements of the Company and of Everest and accordingly, should be read in conjunction with such historical financial statements of the Company and notes thereto which were contained in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1996 and the audited financial statements and notes thereto of Everest which are filed as item 7(a) of this Form 8-K/A.

These pro forma statements have been prepared and included herein as required by the rules and regulations of the Securities and Exchange Commission and are provided for comparative purposes only. The pro forma statements are not necessarily indicative of the future consolidated financial position and results of operations or those which would have occurred had the acquisition been consummated as of the dates reflected in the pro forma statements. In reviewing the pro forma statements, the reader should consider the following:

1. Prior to the acquisition, Everest was operating as an S Corporation under the Subchapter S provisions of the Internal Revenue Code. Under such provisions, Everest was not subject to federal and certain state income taxes. The following pro forma statements reflect adjustments for the estimated corporate income tax effects during the periods Everest operated as an S Corporation. The resulting total estimated income tax effects reflect Everest as a separate taxpayer. As a result, the consolidated total income tax expense is not necessarily indicative of the result which would have occurred if Everest had been included in a consolidated US federal income tax return of the Company and its subsidiaries.

2. Everest had been a supplier to Wright Line prior to the acquisition. Approximately $1.0 million in sales to Applied Power Inc. was recorded by Everest during the fiscal year ended August 31, 1996, which has been eliminated in the adjustments to the pro forma Condensed Consolidated Statement of Earnings.

                     APPLIED POWER INC. AND SUBSIDIARIES
                    AND EVEREST ELECTRONIC EQUIPMENT, INC.
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  UNAUDITED
                               AUGUST 31, 1996
                            (DOLLARS IN THOUSANDS)

                                                                   HISTORICAL                PRO FORMA                  PRO FORMA
                                                               API         EVEREST          ADJUSTMENTS                CONSOLIDATED
                                                            ----------   ------------      ------------                ------------
ASSETS
Current Assets
     Cash and cash equivalents                                $  1,001        $ 5,913       $ (5,913)    (b)                 $1,001
     Accounts receivable                                        68,747          5,653                                        74,400
     Inventories                                               120,648          1,264                                       121,912
     Prepaid income tax                                         10,734              -              -                         10,734
     Prepaid expenses                                            5,775            224              -                          5,999
                                                            ----------   ------------      ---------                   ------------
Total Current Assets                                           206,905         13,054         (5,913)                       214,046

Investment in Everest Electronics, Inc.                              -              -         53,500     (a)                      -
                                                                                             (53,500)    (b)

Other Assets                                                     6,370            110              -                          6,480
Goodwill                                                        58,266              -         43,552     (b)                101,818
Other Intangibles                                               33,464              -              -                         33,464
Property, Plant and Equipment - net                             76,236          3,567          1,700     (b)                 81,503
                                                            ----------   ------------      ---------                   ------------
Total Assets                                                  $381,241        $16,731       $ 39,339                       $437,311
                                                            ==========   ============      =========                   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
     Short-term borrowings                                    $ 16,068        $     -       $      -                        $16,068
     Trade accounts payable                                     41,397          1,360              -                         42,757
     Accrued compensation and benefits                          20,805          1,202              -                         22,007
     Income taxes payable                                        7,081              -              -                          7,081
     Other current liabilities                                  22,378              8          1,500     (a)                 23,886
                                                            ----------   ------------      ---------                   ------------
Total Current Liabilities                                      107,729          2,570          1,500                        111,799
Long-term Debt                                                  76,548              -         52,000     (a)                128,548
Deferred Income Tax                                             15,395              -              -                         15,395
Other Deferred Liabilities                                      13,114              -              -                         13,114
Shareholders' Equity
     Common stock                                                2,730             56            (56)                         2,730
     Additional paid-in capital                                 34,383            244           (244)                        34,383
     Retained earnings                                         126,392         13,861        (13,861)                       126,392
     Cumulative translation adjustments                          4,950              -                                         4,950
                                                            ----------   ------------      ---------                   ------------
Total Shareholders' Equity                                     168,455         14,161        (14,161)    (b)                168,455
                                                            ----------   ------------      ---------                   ------------
Total Liabilities and Shareholders' Equity                    $381,241        $16,731       $ 39,339                       $437,311
                                                            ==========   ============      =========                   ============

                   APPLIED POWER INC. AND SUBSIDIARIES AND
                      EVEREST ELECTRONIC EQUIPMENT, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                                  UNAUDITED
                          YEAR ENDED AUGUST 31, 1996
               (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                    HISTORICAL              PRO FORMA          PRO FORMA
                                                                 API        EVEREST        ADJUSTMENTS        CONSOLIDATED
                                                               ---------  -----------  -----------------    ---------------
Net sales                                                       $571,215      $43,570    $ (1,025) (c)             $613,760
Cost of products sold                                            351,283       32,271        (782) (c),(d)          382,772
                                                               ---------  -----------  ----------           ---------------
     Gross Profit                                                219,932       11,299        (243)                  230,988
Engineering, selling and administrative expenses                 158,485        3,867           -                   162,352
                                                               ---------  -----------  ----------           ---------------
     Operating Earnings                                           61,447        7,432        (243)                   68,636
Other Expense(Income)
     Net financing costs                                           8,456         (120)      3,380  (d)               11,716
     Amortization of intangible assets                             4,054            -       1,742  (d)                5,796
     Other - net                                                    (230)         (68)          -                      (298)
                                                               ---------  -----------  ----------           ---------------
Earnings Before Income Tax Expense                                49,167        7,620      (5,365)                   51,422
Income Tax Expense                                                15,438           89         836  (d)               16,363
                                                               ---------  -----------  ----------           ---------------
Net Earnings                                                     $33,729       $7,531    $ (6,201)                  $35,059
                                                               =========  ===========  ==========           ===============
Earnings Per Share                                                 $2.41                                              $2.51
                                                               =========                                    ===============
Weighted Average Number of Shares Outstanding                     13,983                                             13,983
                                                               =========                                    ===============

           APPLIED POWER INC. AND EVEREST ELECTRONICS EQUIPMENT, INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   Unaudited
                             (Dollars in Thousands)

(a) The following pro forma adjustments reflect the Company's purchase of the Everest business. Pro forma adjustments include estimated direct costs of acquisition of $1,500.


        Purchase price of net assets                            $52,000
        Accrued liabilities                                       1,500
                                                               --------
                Investment in Everest Business                  $53,500
                                                               ========

(b) The following pro forma adjustments are made to reflect estimated fair value adjustments and to eliminate the investment in Everest Business.


        Everest Business net assets - as reported                                       $14,161

        Fair value adjustments:
                Eliminate cash balance (not acquired)                                    (5,913)
                Increase carrying amount of plant and equipment to fair value             1,700
                Record goodwill generated from purchase                                  43,552
                                                                                        -------
                    Investment in Everest Business                                      $53,500
                                                                                        =======

(c) Elimination of $1,025 in sales of Everest product to the Company which was recorded during the year ended August 31, 1996.


(d) The following pro forma adjustments are incorporated in the pro forma condensed consolidated statement of earnings.


        1.   Incremental interest expense on acquisition debt at a rate of 6.5%                    $(3,380)

        2.   Increase in depreciation expense resulting from adjustment to carrying
             amount of plant and equipment being depreciated over a 7 year life                       (243)

        3.   Reflect amortization of goodwill arising from this transaction, over a
             25 year life                                                                           (1,742)

        4.   Increase in income taxes applying a 41% effective US and California state income tax rate to the earnings of Everest, less the effect of pro forma
             adjustments in 1, 2 and 3 above                                                          (836)
                                                                                                   -------
                                                                                                   $(6,201)
                                                                                                   =======